EXHIBIT 10.1

Endovia Health Sciences, Inc.

1112 N. Flagler Drive

Fort Lauderdale, Fl, 33304

September 18, 2026

C/M Capital Master Fund, LP

1111 Brickell Avenue, Suite 2920

Miami, FL 33130

Attention: Jonathan Juchno

Re:     Investment Pursuant to Exclusive License Agreement dated July 2, 2026, as amended

This letter agreement (“Letter Agreement”) documents our understanding in connection with the Exclusive License Agreement dated July 2, 2026, as amended (the “License Agreement”) entered into by and between Endovia Health Sciences, Inc. f/k/a Splash Beverage Group, Inc. (the “Company”) and Argent Biopharma Limited (the “Licensor”) and acknowledged and agreed as to certain matters by C/M Capital Master Fund, LP (the “Investor”), establishing an exclusive license granted by Licensor to the Company and pursuant to which the Investor agreed to make certain investments as part of the transactions contemplated thereby.

The undersigned parties hereby agree that, pursuant to Section 3.2 of the License Agreement, the Investor will invest $510,000 (the “Initial Investment”) in the Company to support the commercialization of the licensed product, and the Company shall issue to the Investor a secured convertible promissory note in the form attached hereto as Exhibit A, in the principal amount equaling the value of $510,000 (the “Note”), which shall be a secured obligation of the Company with priority over all existing and future indebtedness of the Company, other than any indebtedness of the Company to the Investor or any of its affiliates (collectively, “Related Party Indebtedness”), which Related Party Indebtedness shall rank pari passu with the Note. The Investor acknowledges and agrees that any Related Party Indebtedness shall be pari passu with the Note. The Company represents and warrants that no indebtedness of the Company is currently senior to or pari passu with the Note, other than Related Party Indebtedness.

In the event of any conflict between this Letter Agreement and the Note, the Security Agreement or the Registration Rights Agreement, the terms of the Note, the Security Agreement or the Registration Rights Agreement, as the case may be, shall control.

The Company agrees to indemnify, defend and hold harmless the Investor and its affiliates, members, managers, partners, officers, directors, employees, agents and representatives (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or resulting from (a) any breach by the Company of any representation, warranty, covenant or agreement contained in this Letter Agreement or any Transaction Document, (b) any fraud, gross negligence or willful misconduct by the Company, or (c) any third-party claim arising out of or relating to the License Agreement, the licensed product, or the Company’s business operations; provided, that the Company shall not be obligated to indemnify any Indemnified Party for Losses to the extent caused by such Indemnified Party’s own fraud, gross negligence or willful misconduct.

C/M Capital Master Fund, LP

September 18, 2026

The Company represents and warrants to the Investor as of the date hereof that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to execute, deliver and perform this Letter Agreement and each of the Transaction Documents to which it is a party; (b) the execution, delivery and performance by the Company of this Letter Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not (i) violate any provision of the Company’s organizational documents, (ii) conflict with, result in a breach of, or constitute a default under any material agreement to which the Company is a party, or (iii) violate any applicable law, rule or regulation; (c) this Letter Agreement and each Transaction Document to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity; (d) except as contemplated hereby and except for Related Party Indebtedness, there are no existing liens, security interests or encumbrances on the Collateral (as defined in the Security Agreement), other than Permitted Liens (as defined in the Security Agreement); and (e) the Company has disclosed to the Investor all material liabilities and obligations of the Company, whether absolute or contingent, known to the Company as of the date hereof.

The Company agrees to pay or reimburse the Investor for the reasonable fees and expenses of counsel to the Investor in connection with the negotiation, preparation and execution of this Letter Agreement and the Transaction Documents, in the amount of $10,000. At the Investor’s election, the Investor may withhold such amount from the Initial Investment and pay such fees and expenses directly to counsel, with the balance of the Initial Investment to be funded to the Company.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or proceeding arising out of or relating to this Letter Agreement and waives any objection to venue in such courts. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

All notices, requests, demands, consents and other communications required or permitted to be given under this Letter Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by email (with confirmation of transmission), or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case addressed to the parties at the addresses set forth on the signature pages hereto or at such other address as a party may designate by written notice to the other parties. A “Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or required by law to be closed.

[Signature page follows]

C/M Capital Master Fund, LP

September 18, 2026

By signing below, the undersigned parties agree to the foregoing.

Endovia Health Sciences, Inc.

By: /s/ Brady Cobb
Brady Cobb, Interim Chief Executive Officer

C/M Capital Master Fund, LP

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Jonathan Juchno

Exhibit A

Form of Promissory Note

[Attached]

Exhibit A